As filed with the Securities and Exchange Commission on: November 8, 2024

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
________________________
Grindr Inc.
(Exact name of registrant as specified in its charter)
________________________

Delaware	92-1079067
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

PO Box 69176, 750 N. San Vicente Blvd., Suite RE 1400, West Hollywood, California	90069
(Address of Principal Executive Offices)	(Zip Code)
________________________
Grindr Inc. Amended and Restated 2022 Equity Incentive Plan
(Full Title of the Plan)
________________________

George Arison
Chief Executive Officer
Grindr Inc.
750 N. San Vicente Blvd., Suite RE 1400
West Hollywood, California 90069
(Name and address of agent for service)

Tel: (310) 776-6680
(Telephone number, including area code, of agent for service)
________________________

Copies to:

Zachary Katz General Counsel, Head of Global Affairs and Corporate Secretary Grindr Inc. 750 N. San Vicente Blvd., Suite RE 1400 West Hollywood, California 90069	John-Paul Motley Michael Mencher Cooley LLP 355 S. Grand Avenue Suite 900 Los Angeles, California 90071 Tel: (213) 561-3250 3 Embarcadero Center, 20th Floor San Francisco, California 94111 Tel: (415) 693-2000
________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 relating to the Grindr Inc. 2022 Equity Incentive Plan, as amended and restated effective July 19, 2024 (the “Amended 2022 Plan”), is being filed for the purpose of registering an additional 2,860,300 shares of common stock, par value $0.0001 per share (the “Common Stock”), of Grindr Inc. (the “Registrant”) issuable pursuant to the Amended 2022 Plan. The Registrant previously registered shares of its Common Stock for issuance under the Grindr Inc. 2022 Equity Incentive Plan on a Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on February 14, 2023 (File No. 333-269745) (the “Prior Registration Statement”). Pursuant to General Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of the Prior Registration Statement.

PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents filed by the Registrant with the Commission are hereby incorporated by reference in this Registration Statement:
(a)the contents of the Registration Statement on Form S-8, File No. 333-269745, filed with the Commission on February 14, 2023;
(b)the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Commission on March 11, 2024, and the Amendment No. 1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Commission on April 29, 2024;
(c)the Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024, and September 30, 2024, filed with the Commission on May 10, 2024, August 8, 2024, and November 8, 2024, respectively;
(d)the Registrant’s Current Reports on Form 8-K filed with the Commission on July 25, 2024 and October 16, 2024; and
(e)the description of the Registrant’s securities contained in the Registration Statement on Form 8-A filed with the Commission on November 17, 2020 (File No. 001-39714), as updated by Exhibit 4.5 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the Commission on March 17, 2023, as well as any additional amendments or reports filed with the Commission for the purpose of updating the description.
All reports and other documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, other than current reports furnished under Item 2.02 and Item 7.01 of Form 8-K and any exhibits furnished on such form that relate to such items, after the date of this Registration Statement, and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.
Item 8. Exhibits.

Exhibit No.	Description
4.1
Restated Certificate of Incorporation of Grindr Inc., dated November 18, 2022 (incorporated by reference to Exhibit 3.1 to Amendment No. 2 to the Registration Statement on Form S‑1 dated February 9, 2023).

4.2	Bylaws of Grindr Inc., dated November 18, 2022 (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed on November 23, 2022).
4.3	Specimen Common Stock Certificate of Grindr Inc. (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed on November 23, 2022).
5.1*	Opinion of Cooley LLP.
23.1*	Consent of Ernst & Young LLP, independent registered public accounting firm.
23.2*	Consent of Cooley LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (contained on the signature page hereto).
99.1
Grindr Inc. Amended and Restated 2022 Equity Incentive Plan and forms of award agreement thereunder (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on July 25, 2024).

107*	Filing Fee Table.

* Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Hollywood, State of California, on November 8, 2024.

GRINDR INC.

/s/ Vandana Mehta-Krantz
Name: Vandana Mehta-Krantz
Title: Chief Financial Officer

POWER OF ATTORNEY AND SIGNATURES
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints George Arison and Vandana Mehta-Krantz, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ George Arison	Chief Executive Officer and Director	November 8, 2024
George Arison	(Principal Executive Officer)

/s/ Vandana Mehta-Krantz	Chief Financial Officer	November 8, 2024
Vandana Mehta-Krantz	(Principal Financial Officer)

/s/ Kye Chen	Chief Accounting Officer	November 8, 2024
Kye Chen	(Principal Accounting Officer)

/s/ James Fu Bin Lu	Chairperson of the Board	November 8, 2024
James Fu Bin Lu

/s/ Daniel Brooks Baer	Director	November 8, 2024
Daniel Brooks Baer

/s/ J. Michael Gearon, Jr.	Director	November 8, 2024
J. Michael Gearon, Jr.

/s/ Gary I. Horowitz	Director	November 8, 2024
Gary I. Horowitz

/s/ Nathan Richardson	Director	November 8, 2024
Nathan Richardson

/s/ Meghan Stabler	Director	November 8, 2024
Meghan Stabler

/s/ G. Raymond Zage, III	Director	November 8, 2024
G. Raymond Zage, III